
LEGEND
TOP OF DIKE
DIKE AND ACCESS ROADS
CONTAINMENT AREA
EXISTING TANKS
PAVED AREA
TOTAL ACREAGE: 10.165 ACRES
CONSTRUCTION ENTRANCE
GUARD SHACK
TRUCK ENTRANCE
ACCESS ROAD
TANK NO. 154
152,000 BBLS
TANK NO. 153
152,000 BBLS
8 BAY AUTOMATED TRUCK
LOADING RACK
WITH 19 LOADING POSITIONS
HEATING OIL PLUS TANK
ADDITIVE TANK
RED DYE TANK
TANK NO. 97
97,000 BBLS
TANK NO. 25
24,500 BBLS
EXIT
FOAM HOUSE
TRANSFORMER
MAIN PUMP PAD
TANK NO. 152
152,000 BBLS
OFFICES
100 DEXTER ROAD
DEXTER ROAD
TANK NO. 67
67,000 BBLS
EMPLOYEE ENTRANCE
ACCESS ROAD
TANK NO. 32
32,500 BBLS
90 DEXTER ROAD
TANK NO. 151
152,000 BBLS
TANK NO. 175
175,000 BBLS
DUNELLEN ROAD

STORAGE FACILITY
CAPITAL TERMINAL COMPANY
EAST PROVIDENCE